UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2011

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(510) 865-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective December 14, 2011, the Board of Directors (the “Board”) of InSite Vision Incorporated (the “Company”) approved amendments to the Company’s Bylaws. The Company’s Bylaws were amended to, among other things:

•	Clarify that only items set forth in a notice of special meeting may be considered at the special meeting (Article II, Section 2.2);

•	Clarify that stockholders may nominate directors and bring business before annual meetings only (Article II, Section 2.11(A));

•	Allow the ability to set one record date for determining stockholders entitled to notice and a second record date for determining stockholders entitled to vote (Article II, Section 6.4(A));

•	Add that the Delaware Chancery Court is the sole and exclusive forum for any claims arising under Delaware corporate law (Article VII, Section 7.6); and

•	Add director and officer indemnification provisions (Article VIII).

This description is only a summary of the more material changes made to the Company’s Bylaws and is qualified in its entirety by reference to the text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended Bylaws, as amended and effective December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011

INSITE VISION INCORPORATED

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Bylaws, as amended and effective December 14, 2011.